SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 3, 2003

NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28150	33-0525145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

10555 Science Center Drive, San Diego, CA	92121
(Address of principal executive offieces)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 658-7600

N/A
 (Former name or former address, if changed since last report.)

     This Current Report on Form 8-K is filed by Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

ITEM 5. OTHER EVENTS

     On June 3, 2003, the Company announced the appointment of Robert J. Little to the position of Senior Vice President of Commercial Operations. A press release related to this appointment is attached to this report as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. EXHIBITS

(c)	EXHIBITS. The following exhibits are filed herewith:

Exhibit
	Number	Description of Exhibit
	99.1	Press Release dated June 3, 2003

SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	June 3, 2003	/s/	Paul W. Hawran
Paul W. Hawran
Executive Vice President
and Chief Financial Officer